Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-171813) pertaining to the Harley-Davidson, Inc. Employee Stock Purchase Plan of our report dated March 28, 2014, with respect to the financial statements of the Harley-Davidson, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

/s/ Ernst & Young, LLP
Milwaukee, Wisconsin
March 28, 2014